SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2004

Spectre Gaming, Inc. (Exact Name of Registrant as Specified in Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	0-25764 (Commission File Number)	41-1675041 (IRS Employer Identification No.)

800 Nicollet Mall, Suite 2690 Minneapolis, Minnesota 55402 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (612) 279-2030

OneLink, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events And Required FD Disclosure
Item 7. Financial Statements and Exhibits.
SIGNATURES
Press Release

Item 5. Other Events And Required FD Disclosure

On March 9, 2004, Spectre Gaming, Inc. issued a press release announcing that it has signed a definitive agreement with Met Games, Inc., of Tulsa, Oklahoma, to acquire Met Games’ next generation Linux-based Class II gaming system. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Spectre Gaming, Inc. Press Release dated March 9, 2004.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OneLink, Inc.

Date:	March 10, 2004	/s/ Brian Niebur Brian Niebur Chief Financial Officer